Exhibit 10.1

FIRST AMENDMENT AND WAIVER OF CREDIT AGREEMENT

This First Amendment and Waiver of Credit Agreement (this “Amendment”) dated as of April 5, 2011, is by and among PENN VIRGINIA HOLDING CORP., a Delaware corporation (the “Borrower”), PENN VIRGINIA CORPORATION, a Virginia corporation (the “Parent”), the Lenders (as defined in the Credit Agreement referred to below) party hereto, and JPMORGAN CHASE BANK, N.A. (the “Administrative Agent”).

R E C I T A L S:

WHEREAS, the Borrower, the Parent, each Lender then a party thereto, the Administrative Agent, the other agents party thereto and the Issuing Bank have heretofore entered into that certain Credit Agreement dated as of November 18, 2009 (as amended, supplemented or modified from time to time prior to the effectiveness of this Amendment, the “Credit Agreement”), pursuant to which the Issuing Bank has agreed to issue letters of credit for, and the Lenders have agreed to make revolving credit loans to and participate in letters of credit issued for, the benefit of the Borrower under the terms and provisions stated therein; and

WHEREAS, the Parent has announced a tender offer for all or any portion of the $230,000,000 of the outstanding 2007 Convertible Notes (the “Tender Offer”) and plans to issue additional Unsecured Notes in an aggregate principal amount not to exceed $300,000,000, the proceeds of which are intended to be used to consummate the Tender Offer; and

WHEREAS, the Parent and the Borrower have requested that the Administrative Agent and the Lenders amend Section 6.01(j) and Section 6.18 of the Credit Agreement in order to (a) increase the limit on the aggregate principal amount of additional Unsecured Notes that the Borrower or Parent is permitted to issue and have outstanding from time to time and (b) permit the Parent to use the proceeds of such additional Unsecured Notes to purchase or redeem and retire all or any portion of the 2007 Convertible Notes pursuant to the Tender Offer; and

WHEREAS, the Parent and the Borrower have requested that the Administrative Agent and the Lenders also waive the limitations of Section 6.18(i) of the Credit Agreement (which restricts the voluntary prepayment of, among other things, the 2007 Convertible Notes using available sources of funds other than those specifically described therein) to the extent necessary to consummate the Tender Offer in advance of the issuance of the additional Unsecured Notes so long as the proceeds of such issuance are received by the Parent within ten (10) Business Days following the consummation of the Tender Offer; and

WHEREAS, the Borrower has requested that Lenders make certain other modifications to or waivers of the Credit Agreement as more particularly set forth below, subject to the terms and conditions set forth herein and in the Credit Agreement; and

WHEREAS, subject to the terms and conditions of this Amendment and the Credit Agreement, each of the Lenders party hereto has entered into this Amendment in order to effectuate the amendments and modifications to the Credit Agreement set forth herein;

NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Definitions. Capitalized terms used in this Amendment, to the extent not otherwise defined herein, shall have the same meaning as in the Credit Agreement.

Section 2. Amendments to Credit Agreement. The Credit Agreement is hereby amended as follows:

(a) Clause (a) of Section 6.01(j) of the Credit Agreement is hereby amended by (i) deleting the reference therein to “$120,000,000” and inserting “$300,000,000” in place thereof and (ii) correcting the reference in the second proviso thereof from “this clause (k)” to provide “this clause (j)”.

(b) Clause (A) of Section 6.18(i) of the Credit Agreement is hereby amended by inserting the words “or any additional Unsecured Notes issued pursuant to clause (a) of Section 6.01(j)” immediately following the words “Permitted Refinancing Indebtedness”.

Section 3. Waivers of Credit Agreement.

(a) The Administrative Agent and each Lender party hereto hereby waives the applicability of the automatic Borrowing Base reduction described in the second proviso of clause (a) of Section 6.01(j) (as amended hereby) with respect to an amount of additional Unsecured Notes issued pursuant to clause (a) of Section 6.01(j) equal to the aggregate outstanding principal amount of 2007 Convertible Notes that are the subject of the Tender Offer (i.e., $230,000,000); provided that the Borrower (1) covenants and agrees to deliver on the next Business Day following the end the earlier of (x) twenty (20) days following the issuance of such additional Unsecured Notes pursuant to clause (a) of Section 6.01(j) of the Credit Agreement and (y) the date on which the Tender Offer is completed, terminated or withdrawn or expires (as applicable, the “Waiver Period”) a written notice to the Administrative Agent setting forth the aggregate principal amount of 2007 Convertible Notes that then remain outstanding and (2) acknowledges that the Borrowing Base then in effect shall automatically and immediately be reduced by 30% of the aggregate outstanding principal amount of 2007 Convertible Notes that then remain outstanding (if any). The parties hereto acknowledge and agree that the forgoing waiver shall not delay or otherwise affect the obligations of the Parent pursuant to Section 5.20 of the Credit Agreement or the automatic reduction in the Borrowing Base pursuant to the second proviso of clause (a) of Section 6.01(j) with respect to the aggregate principal amount of additional Unsecured Notes issued in excess of the aggregate outstanding principal amount of 2007 Convertible Notes that are the subject of the Tender Offer (i.e., $230,000,000).

(b) The Administrative Agent and each Lender party hereto hereby waives the provisions of Section 6.18(i) of the Credit Agreement (as amended hereby), which limits the ability of the Borrower and the Parent to call, make or offer to make any optional or voluntary Redemption of, or otherwise optionally or voluntarily Redeem, any of the Unsecured Notes (including the 2007 Convertible Notes) except as expressly provided therein, to the extent necessary to consummate the Tender Offer in advance of the issuance of the additional Unsecured Notes pursuant to clause (a) of Section 6.01(j) of the Credit Agreement (as amended hereby) so long as the proceeds of such issuance are received by the Parent within ten (10) Business Days following the consummation of the Tender Offer.

(c) For the avoidance of doubt, each of the parties hereto acknowledges and agrees that Section 6.06 of the Credit Agreement (which restricts certain Restricted Payments) is hereby waived insofar as necessary to permit the Borrower or the Parent, as applicable, to unwind all or any portion of the Call Spread Transaction so long as the total net amount of all consideration paid by the Borrower, the Parent and any Restricted Subsidiary does not exceed $500,000.

Section 4. Agreement Regarding Additional Unsecured Notes. For the avoidance of doubt, each party hereto hereby acknowledges and agrees that the portion of additional Unsecured Notes issued by the Parent used to consummate the Tender Offer shall not constitute “Permitted Refinancing Indebtedness” as defined under the Credit Agreement.

Section 5. Conditions Precedent. The effectiveness of this Amendment is subject to the satisfaction of each of the following conditions precedent:

(a) Executed Amendment. The Administrative Agent shall have received a counterpart of this Amendment duly executed by the Borrower, the Parent and Lenders constituting at least the Majority Lenders.

(b) Other Conditions. The Borrower and the Parent shall have confirmed and acknowledged to the Administrative Agent, the Issuing Bank and the Lenders, and by its execution and delivery of this Amendment each of the Borrower and the Parent does hereby confirm and acknowledge to the Administrative Agent and the Lenders, that (i) the execution, delivery and performance of this Amendment has been duly authorized by all requisite corporate action on the part of the Borrower and the Parent, as applicable; (ii) the Credit Agreement and each other Loan Document to which the Borrower or the Parent is a party constitute valid and legally binding agreements enforceable against the Borrower or the Parent, as applicable, in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws relating to or affecting the enforcement of creditors’ rights generally and by general principles of equity; (iii) the representations and warranties made by the Borrower, the Parent or any other Credit Party contained in the Credit Agreement and in the other Loan Documents are true and correct in all material respects on and as of the date hereof as though made as of the date hereof or, to the extent any such representation or warranty is stated to relate solely to an earlier date, such representation or warranty shall have been true and correct on and as of such earlier date; and (iv) no Default or Event of Default exists under the Credit Agreement or any of the other Loan Documents.

Section 6. Ratification of Credit Agreement. Except as expressly amended, modified or waived by this Amendment, the terms and provisions of the Credit Agreement and the other Loan Documents are ratified and confirmed in all respects and shall continue in full force and effect.

Section 7. Expenses. The Borrower and the Parent jointly and severally agree to pay on demand all expenses set forth in Section 9.03 of the Credit Agreement.

Section 8. Miscellaneous. (a) On and after the effectiveness of this Amendment, each reference in each Loan Document to “this Agreement”, “this Note”, “this Mortgage”, “this Guaranty”, “this Pledge Agreement”, “hereunder”, “hereof” or words of like import, referring to such Loan Document, and each reference in each other Loan Document to “the Credit Agreement”, “the Notes”, “the Mortgages”, “the Guaranty”, “the Pledge Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, the Notes, the Mortgage, the Guaranty, the Pledge Agreement or any of them, shall mean and be a reference to such Loan Document, the Credit Agreement, the Notes, the Mortgage, the Guaranty, the Pledge Agreement or any of them, as amended or otherwise modified by this Amendment; (b) the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any default of the Borrower or the Parent or any right, power or remedy of the Administrative Agent or the Lenders under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents; and (c) delivery of an executed counterpart of a signature page to this Amendment by telecopier or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Amendment.

Section 9. Severability. Any provisions of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provisions so held to be invalid or unenforceable.

Section 10. Applicable Law; Entire Agreement. THIS AMENDMENT AND EACH OTHER LOAN DOCUMENT DELIVERED PURSUANT HERETO (OTHER THAN THOSE CONTAINING A CONTRARY EXPRESS CHOICE OF LAW PROVISION) SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS (WITHOUT REGARD TO PRINCIPLES OF THE CONFLICTS OF LAW), BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

Section 11. Successors and Assigns. This Amendment is binding upon and shall inure to the benefit of the Agents, the Issuing Bank, the Lenders, the Borrower, the Parent and their respective successors and assigns.

Section 12. Counterparts. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Amendment by signing any such counterpart.

Section 13. Headings. The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

Section 14. NO ORAL AGREEMENTS. THIS AMENDMENT AND ALL OTHER INSTRUMENTS, DOCUMENTS AND AGREEMENTS EXECUTED AND DELIVERED IN CONNECTION HEREWITH REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES WITH RESPECT TO THE MATTERS HEREIN CONTAINED, AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

[Signature pages follow]

EXECUTED as of the day and year first above written.

BORROWER:

PENN VIRGINIA HOLDING CORP., as Borrower

By:	/S/ STEVEN A. HARTMAN
Name: Steven A. Hartman
Title: Senior Vice President and Chief Financial Officer

PARENT:

PENN VIRGINIA CORPORATION, as Parent

By:	/S/ STEVEN A. HARTMAN
Name: Steven A. Hartman
Title: Senior Vice President and Chief Financial Officer

ADMINISTRATIVE AGENT AND LENDERS

JPMORGAN CHASE BANK, N.A., as Administrative Agent and as a Lender

By:	/S/ JO LINDA PAPADAKIS
Name: Jo Linda Papadakis
Title: Authorized Officer

BANK OF AMERICA, N.A., as a Lender

By	/S/ ADAM H. FEY
Name: Adam H. Fey
Title: Director

WELLS FARGO BANK, N.A., as a Lender

By	/S/ MUHAMMAD DHAMANI

Name:	Muhammad Dhamani
Title:	Assistant Vice President

BNP PARIBAS, as a Lender

By	/S/ BETSY JOCHER

Name:	Betsy Jocher
Title:	Director

By	/S/ JUAN CARLOS SANDOVAL

Name:	Juan Carlos Sandoval
Title:	Vice President

ROYAL BANK OF CANADA, as a Lender

By	/S/ DON J. MCKINNERNEY

Name:	Don J. McKinnerney
Title:	Authorized Signatory

BANK OF MONTREAL, as a Lender

By	/S/ GUMARO TIJERINA

Name:	Gumaro Tijerina
Title:	Director

CAPITAL ONE, NATIONAL ASSOCIATION, as a Lender

By	/S/ MATTHEW MOLERO
Name:	Matthew Molero
Title:	Vice President

THE BANK OF NOVA SCOTIA, as a Lender

By	/S/ JOHN FRAZELL

Name:	John Frazell
Title:	Director

BANK OF OKLAHOMA, N.A., as a Lender

By	/S/ JASON B. WEBB

Name:	Jason B. Webb
Title:	Vice President

BARCLAYS BANK PLC, as a Lender

By	/S/ MICHAEL J. MOZER

Name:	Michael J. Mozer
Title:	Vice President

COMERICA BANK, as a Lender

By	/S/ JOHN S. LESIKAR

Name:	John S. Lesikar
Title:	Assistant Vice President

PNC BANK, NATIONAL ASSOCIATION, as a Lender

By	/S/ HOLLY KAY

Name:	Holly Kay
Title:	Vice President

ACKNOWLEDGMENT BY GUARANTORS

Each of the undersigned Guarantors hereby (i) consents to the terms and conditions of that certain First Amendment and Waiver of Credit Agreement dated as of April 5, 2011 (the “First Amendment”), (ii) acknowledges and agrees that its consent is not required for the effectiveness of the First Amendment, (iii) ratifies and acknowledges its respective Obligations under each Loan Document to which it is a party, and (iv) represents and warrants that (a) no Default or Event of Default has occurred and is continuing, (b) it is in full compliance with all covenants and agreements pertaining to it in the Loan Documents, and (c) it has reviewed a copy of the First Amendment.

PENN VIRGINIA OIL & GAS CORPORATION, a Virginia corporation

PENN VIRGINIA OIL & GAS GP LLC, a Delaware limited liability company

PENN VIRGINIA OIL & GAS LP LLC, a Delaware limited liability company

PENN VIRGINIA MC CORPORATION, a Delaware corporation

PENN VIRGINIA MC ENERGY L.L.C., a Delaware limited liability company

PENN VIRGINIA MC OPERATING COMPANY L.L.C., a Delaware limited liability company

PENN VIRGINIA OIL & GAS, L.P., a Texas limited partnership

By Penn Virginia Oil & Gas GP LLC, a Delaware limited liability company, as its general partner

By	/S/ STEVEN A. HARTMAN
Name: Steven A. Hartman
Title: Senior Vice President and Chief Financial Officer

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